UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 11, 2014

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)
05-0420589
(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the annual meeting of shareholders of KVH Industries, Inc. (the “Company”) held on June 11, 2014, the shareholders voted on (i) a proposal to consider and vote upon the election of Robert W.B. Kits van Heyningen and Bruce J. Ryan as Class III directors for a three-year term; and (ii) a proposal to approve a non-binding “say on pay” vote regarding the compensation of our named executive officers. Both director nominees were re-elected, and the “say on pay” vote was approved. The final results of such voting are set forth below.
Proposal #1 - To consider and vote upon the election of two Class III directors for a three-year term.

Name of Director Nominee	Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes
Robert W.B. Kits van Heyningen	11,558,657	322,782	314,809	0
Bruce J. Ryan	9,182,690	2,695,201	318,357	0

Proposal #2 - To consider a non-binding “say on pay” vote regarding the compensation of our named executive officers.

Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes

11,511,821	654,289	30,138	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.

Date: June 13, 2014	BY:	/s/ PETER A. RENDALL
Peter A. Rendall Chief Financial Officer